SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2025

Bausch Health Companies Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of Principal Executive Offices) (Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 10, 2025, Bausch Health Companies Inc. (“Company”) announced that on July 1, 2025, its Board of Directors appointed Steven Lee, 55, as the Company’s Senior Vice President, Controller and Chief Accounting Officer, to be effective July 14, 2025. Prior to his appointment, from October 2023 to April 2025, Mr. Lee served as Vice President and Chief Financial Officer of the Industrial and Energy Division, and the North America Division, from June 2024 to April 2025, for BrandSafway, a portfolio company of Clayton, Dubilier & Rice and Brookfield Business Partners (“BrandSafway”). From April 2022 through November 2023, he served as Vice President and Chief Accounting Officer of BrandSafway. Prior to joining BrandSafway, Mr. Lee served in various leadership roles at Mohwak Industries, including Vice President, Corporate Controller and Chief Accounting Officer from April 2021 through April 2022, Vice President and Assistant Corporate Controller from 2018 through March 2021 and Vice President, Chief Financial Officer, Ceramic Europe from 2015 through 2018.

The Company has entered into an offer letter (“Offer Letter”) with Mr. Lee. Under the terms of the offer Letter, Mr. Lee will receive an annual base salary of $450,000 and will be eligible to receive an annual cash bonus with a target of 50% of his base salary which will be prorated based on his start date. Mr. Lee will also receive a one-time sign cash bonus of $50,000, and a one-time sign-on equity grant with an aggregate grant date fair value of $175,000 to be delivered 100% in the form of restricted stock units granted under the Bausch Health Companies Inc. 2014 Omnibus Incentive Plan (as Amended and Restated, Effective as of May 14, 2024 (or any applicable successor plan thereto)). If Mr. Lee voluntarily resigns at any time within the first year of his employment he will be required to repay the after-tax amount of the sign-on bonus to the Company. If the Company terminates Mr. Lee’s employment without cause, he will receive, subject to continued compliance with post-termination obligations and executing and not revoking a release of claims, an amount equal to his annual base salary.

Item 7.01	Regulation FD Disclosure

On July 10, 2025, the Company issued a press release announcing the appointment of Mr. Lee. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

The information in the preceding paragraph, as well as Exhibit 99.1 hereto, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release of the Company dated July 10, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Jean-Jacques Charhon
Name:	Jean-Jacques Charhon
Title:	Executive Vice President, Chief Financial Officer

Date: July 10, 2025